Exhibit 99.1

345 Inverness Drive South Building C, Suite 310 Englewood, CO 80112	t 303-858-8358 f 303-858-8431 gevo.com

FOR IMMEDIATE RELEASE

Low-Carbon Solutions Provider Gevo Aligns Leadership to Advance Commercial Execution, North Dakota Expansion and Growth

ENGLEWOOD, Colo., August 26, 2026 – Gevo, Inc. today announced expanded executive leadership responsibilities reflecting the current growth strategy to drive commercial execution, support expansion of Gevo North Dakota (“GND”) and advance the company’s growth plans.

“Gevo’s recent results show that our strategy is working and that we are becoming a stronger operating business,” said Gevo Chief Executive Officer Paul Bloom. “Our focus is on disciplined execution: improving cash generation, growing the value of our carbon business, operating and expanding Gevo North Dakota safely and reliably, and converting our best growth opportunities into financeable, value-creating projects. By expanding our leaders’ responsibilities, we are putting clear ownership behind the work that matters most as we execute against our outlook to deliver more than $60M in Adjusted EBITDA1 in 2026 and build a larger growth platform for long-term shareholder value.”

Leadership Role Expansions

Effective August 20, Greg Hanselman now serves as Chief Operating Officer and Kyle James now serves as Chief Commercial and Risk Officer, continuing to lead the commercial organization. Dave Kettner will continue his role as the company’s General Counsel while taking on additional responsibilities as Chief Legal and Emerging Business Officer. All three will contine to report to Bloom.

•	As Chief Operating Officer, Hanselman runs the Operations and Engineering organization with overall responsibility for safety, reliability and operational excellence across the company. Through disciplined project execution, benchmarking and continuous improvement, he is leading the team to deliver increased production volumes while also optimizing plant costs and reducing carbon intensity in order to position the Gevo business for sustainable growth and future expansion.

1 Adjusted EBITDA is a non-GAAP measure calculated by adding back depreciation and amortization, impairment of long-lived assets, allocated intercompany expenses for shared service functions, non-cash stock-based compensation, the change in fair value of derivative instruments and executive severance and other non-recurring expenses to GAAP net income (loss) from operations. We have not provided a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance measures to the most directly comparable GAAP measures because of the inherent difficulty in accurately forecasting certain items excluded from GAAP, which have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

•	As Chief Commercial and Risk Officer, James continues to lead the commercial organization while expanding responsibility for enterprise risk management, commercial execution and market expansion. His role brings customer demand and commercial strategy together as Gevo seeks to maximize value from low-carbon fuels, carbon markets and specialty products.

•	As Chief Legal and Emerging Business Officer, Kettner will continue to serve as General Counsel while expanding his role to include emerging business portfolio commercialization, strategic partnerships, licensing and new venture development. In this role, Kettner will lead Gevo’s emerging businesses to monetize technology development and pursue associated business opportunities in alignment with overall company strategy. He will also oversee government affairs and the sustainability, compliance and regulatory team in further support of commercial operations, project development, and other growth opportunities.

Together, these appointments strengthen Gevo’s execution platform as the company works to deliver near-term Adjusted EBITDA growth from GND and existing assets while building a larger growth platform in low-carbon ethanol, carbon management and advanced biofuels, including sustainable aviation fuel (“SAF”).

About Gevo

Gevo is pioneering low-carbon solutions with cost-effective, drop-in fuels that contribute to energy security, abate carbon and strengthen rural communities to drive economic growth. Gevo’s innovative technology can be used to make a variety of renewable products, including sustainable aviation fuel (SAF), motor fuels, chemicals, and other materials that provide U.S.-made solutions. Gevo’s business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates an ethanol plant with an adjacent carbon capture and storage (CCS) facility and Class VI carbon-storage well. Gevo also owns and operates one of the largest dairy-based renewable natural gas (RNG) facilities in the United States, turning by-products into clean, reliable energy. Additionally, Gevo developed the world’s first production facility for specialty alcohol-to-jet (ATJ) fuels and chemicals operating since 2012. Gevo is currently developing the world’s first large-scale ATJ facility to be co-located at our North Dakota site. Gevo’s market-driven “pay-for-performance” approach regarding carbon and other sustainability attributes helps deliver value to our local economies. Through its Verity subsidiary, Gevo provides transparency, accountability, and efficiency in tracking, measuring, and verifying various attributes throughout the supply chain. By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.

For more information, please go to www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, without limitation, including Gevo’s business strategy, the appointments of Greg Hanselman, Kyle James and Dave Kettner, the company’s outlook for non-GAAP Adjusted EBITDA, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2025, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

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